Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2012

STEPHEN L. FARLEY

/s/ Stephen L. Farley

STEPHEN FARLEY LLC

	By:	/s/ Stephen L. Farley
Stephen L. Farley
Managing Member

FARLEY CAPITAL II L.P.

	By:	Stephen Farley LLC
General Partner

	By:	/s/ Stephen L. Farley
Stephen L. Farley
Managing Member

FARLEY ASSOCIATES II LLC

	By:	Stephen Farley LLC
Managing Member

	By:	/s/ Stephen L. Farley
Stephen L. Farley
Managing Member

LABRADOR PARTNERS L.P.

By:	Farley Associates II LLC
General Partner

By:	Stephen Farley LLC
Managing Member

By:	/s/ Stephen L. Farley
Stephen L. Farley
Managing Member

FA NEWFOUNDLAND LLC

By:	Stephen Farley LLC
Managing Member

By:	/s/ Stephen L. Farley
Stephen L. Farley
Managing Member

NEWFOUNDLAND PARTNERS L.P.

By:	FA Newfoundland LLC
General Partner

By:	Stephen Farley LLC
Managing Member

By:	/s/ Stephen L. Farley
Stephen L. Farley
Managing Member